Exhibit No. 10
           Consent of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel

            Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                          FAX
                                                          (212) 715-8000

                                                          ______

                                                          WRITER'S DIRECT NUMBER

                                                          (212) 715-9100


                              February 27, 1996


Capital Growth Portfolio
125 West 55th Street
New York, New York 10019

               Re:Registration Statement on Form N-1A
               File No. 811-8086

               Gentlemen:

We hereby consent to the reference of our firm as counsel in this Registration Statement on Form N-1A.

                                   Very truly yours,

                                   /s/Kramer, Levin, Naftalis, Nessen,
                                      Kamin & Frankel